EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus Supplement of Countrywide Alternative Loan Trust, Series 2007-J1, comprising part of the Registration Statement (No. 333-131630) of CWALT, Inc., on Form S-3, of our report dated March 8, 2006 relating to the financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
New York, New York
February 27, 2007